Exhibit 99.1

SHAPEWAYS REPORTS THIRD QUARTER 2022 RESULTS

- Delivers 9.5% revenue growth -
- $46.9 million in cash and cash equivalents, reduces quarterly cash burn to $3.5 million -
- Continues focus on path to profitability -

New York, NY, November 14, 2022 – Shapeways Holdings, Inc. (NYSE: SHPW) (“Shapeways” or the “Company”), a leader in the large and fast-growing digital manufacturing industry, announced its results for the third quarter ended September 30, 2022.

“As we progress on our path to profitability, we continued to execute on each of our strategic initiatives in the third quarter. We are prioritizing those areas with the greatest opportunity, particularly the commercialization of our enterprise and SaaS solution for buyers and sellers of custom manufacturing, while expanding our reach within key verticals,” said Greg Kress, Shapeways’ Chief Executive Officer. “One of Shapeways’ key differentiators has been our software, and with the recent acquisitions, we further strengthened our digital manufacturing platform and accelerated the phased rollout of our OTTO Software-as-a-Service offering. We are also continuing to execute on our business development strategy targeting enterprise customers. We are encouraged by our progress and growing pipeline across our target automotive, medical, aerospace, and industrial segments as we are seeing initial qualification orders move to scaled production orders.”

Mr. Kress continued, “We are highly focused on achieving profitability and managing cash burn. Leveraging our investments in prior quarters, and supported by a solid balance sheet, we believe we are well-positioned to continue to execute on our strategic plan without the need to raise additional capital. Our digital manufacturing platform and software address an important and growing need to add flexibility and agility to supply chains. We have a significant market opportunity within the multi-trillion dollar global manufacturing industry, and with our enhanced capabilities, we believe our addressable market continues to expand.”

Business Updates
The Company made progress on each of its key initiatives:

•Focus on driving profitable growth – The Company is continuing to align resources to focus on the initiatives with the greatest opportunity for growth on its path to profitability. The Company achieved a 44% gross margin and a reduced cash burn of $3.5 million in the third quarter, having completed meaningful investments earlier in the year. As of September 30, 2022, the Company had $46.9 million in cash and cash equivalents which provides the Company with sufficient liquidity to support ongoing execution of its strategic plan.

•Commercializing its software – In the third quarter, the Company focused on the integration of the recent MFG.com and MakerOS acquisitions which are having a positive impact on its OTTO Software-as-a-service offering in accelerating its product development roadmap and providing a broad lead base to offer its software. The Company has already made strong progress optimizing customer acquisition and retention.

•Expanding customer reach – The Company continued to execute on its strategy of business development targeting enterprise customers, with a growing pipeline across key target industries that include: automotive, medical, aerospace, and industrial segments, as well as initial qualification orders moving to scaled production orders.

•Expansion of its additive manufacturing capabilities - Expansion of its additive manufacturing capabilities– In the third quarter, the Company continued to optimize and scale new additive manufacturing capabilities in hardware, materials, post production processes, and certifications, with a focus on driving quality, gross margin optimization, and working directly with customers on application development.

Exhibit 99.1

•Further optimizing the cost structure – The Company began transitioning its U.S. manufacturing capabilities to its Livonia, Michigan facility. This is expected to result in further optimization of its manufacturing processes, reduced cost structure, and gross margin benefits for the business. The Company expects this transition to be completed in the first quarter of 2023.
Financial Highlights

Three Months Ended September 30, 2022

•Revenue was $8.4 million compared to $7.7 million for the same period in 2021
•Gross profit was $3.7 million compared to $3.7 million for the same period in 2021
•Gross margin was 44% compared to 47% for the same period in 2021
•Net (loss) income was $(4.6) million compared to $2.6 million for the same period in 2021
•Adjusted EBITDA was $(4.6) million compared to $(1.8) million for the same period in 2021

Nine months ended September 30, 2022

•Revenue was $24.5 million compared to $25.4 million for the same period in 2021
•Gross profit was $10.7 million compared to $12.1 million for the same period in 2021
•Gross margin was 44% compared to 48% for the same period in 2021
•Net (loss) income was $(13.3) million compared to $4.1 million for the same period in 2021
•Adjusted EBITDA was $(13.7) million compared to $(1.4) million for the same period in 2021

Outlook

The Company expects to continue to invest in expanding its digital manufacturing platform and increasing its business development activities throughout the remainder of the year. The investments are expected to result in a ramp in sales in the future and are anticipated to continue to pressure margins in the coming quarters.

For the fourth quarter of 2022, the Company anticipates revenue to be in the range of $8.7 million to $9.1 million.

Webcast and Conference Call Information

Shapeways will host a conference call and webcast on Tuesday, November 15, 2022, at 8:30 A.M. ET. To participate in the call, please dial 1-877-322-9565, or 1-412-542-4177 for international participants, ten minutes before the scheduled start. Participants may also access the call via live webcast by visiting the investors section of the Company's website at shapeways.com.

If you cannot participate in the live event, a replay will be available on Tuesday, November 15, 2022, beginning at 11:30 AM. ET through 11:59 p.m. ET, Tuesday, November 29, 2022. To access the replay, please dial 1-844-512-2921, or 1-412-317-6671 for international participants, and reference pass code 10173202.

About Shapeways

Shapeways is a leader in the large and fast-growing digital manufacturing industry combining high quality, flexible on-demand manufacturing powered by purpose-built proprietary software which enables customers to rapidly transform digital designs into physical products, globally. Shapeways makes industrial-grade additive manufacturing accessible by fully digitizing the end-to-end manufacturing process, and by providing a broad range of solutions utilizing 11 additive manufacturing technologies and approximately 100 materials and finishes, with the ability to easily scale new innovation. To date, Shapeways has delivered over 23 million parts to 1 million customers in over 180 countries. To learn more, please visit https://www.shapeways.com.

Exhibit 99.1

Contact Information
Investor Relations
investors@shapeways.com

Media Relations
press@shapeways.com

Exhibit 99.1

Special Note Regarding Forward-Looking Statements

Certain statements included in this press release are not historical facts and are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as "believe," "may," "will," "estimate," "continue," "anticipate," "intend," "expect," "should," "would," "plan," "predict," "potential," "seem," "seek," "future," "outlook," and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. All statements, other than statements of present or historical fact included in this press release, regarding the Company's strategy, future operations, impact of recent acquisitions, outlook, and prospects are forward-looking statements. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on as, a guarantee, an assurance, a prediction, or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of the Company. These forward-looking statements are subject to a number of risks and uncertainties, including changes in domestic and foreign business, financial, geopolitical, legal, and market conditions, including supply chain disruptions and inflationary pressures; failure to realize the anticipated benefits of acquisitions; difficulties integrating acquired companies; ability to retain customers of acquired companies or otherwise expand its customer base; the risk that Shapeways has a history of losses and may not achieve or maintain profitability in the future; the risk that the Company faces significant competition and expects to face increasing competition in many aspects; the risk that the digital manufacturing industry is a relatively new and emerging market and it is uncertain whether it will gain widespread acceptance; the risk that the Company's new and existing solutions and software do not achieve sufficient market acceptance; the loss of key personnel; the inability to timely and effectively scale the Company's platform; the ability to move the Company's manufacturing capabilities without disruption or delay; and those factors discussed under the heading "Risk Factors" in Shapeways’ most recent Form 10-K, most recent Form 10-Q, and other documents Shapeways has filed, or will file, with the SEC. If any of these risks materialize or the Company’s assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that the Company does not presently know, or that the Company currently believes are immaterial, that could also cause actual results to differ from those contained in forward-looking statements. In addition, forward-looking statements reflect the Company's expectations, plans, or forecasts of future events and views as of the date of this press release. The Company anticipates that subsequent events and developments will cause its assessments to change. However, while the Company may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company's assessments of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon forward-looking statements.

Non-GAAP Financial Information

In addition to Shapeways’ results determined in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”), Shapeways believes that Adjusted EBITDA, a non-U.S. GAAP financial measure, is useful in evaluating its operational performance. Shapeways uses this non-U.S. GAAP financial information to evaluate its ongoing operations and for internal planning and forecasting purposes. Shapeways believes that this non-U.S. GAAP financial information, when reviewed collectively with its U.S. GAAP results, may be helpful to investors in assessing its operating performance.

Shapeways defines Adjusted EBITDA as net (loss) income excluding debt forgiveness, interest expense, net of interest income, income tax benefit, depreciation and amortization, stock-based compensation, change in fair value of warrant liabilities, change in fair value of earnout liability, restructuring costs, acquisition costs and other (which includes other income and non-operating gains and losses).

Shapeways believes that the use of Adjusted EBITDA provides an additional tool for investors to use in evaluating ongoing operating results and trends because it eliminates the effect of financing and capital expenditures and provides investors with a means to compare its financial measures with those of comparable companies, which may present similar non-U.S. GAAP financial measures to investors. However, you should be aware that when evaluating Adjusted EBITDA Shapeways

Exhibit 99.1

may incur future expenses similar to those excluded when calculating these measures. In addition, Shapeways’ presentation of these measures should not be construed as an inference that its future results will be unaffected by unusual or non-recurring items.

Because of these limitations, Adjusted EBITDA should not be considered in isolation or as a substitute for performance measures calculated in accordance with U.S. GAAP. Shapeways compensates for these limitations by relying primarily on its U.S. GAAP results and using Adjusted EBITDA on a supplemental basis. You should review the reconciliation of net income (loss) to Adjusted EBITDA below and not rely on any single financial measure to evaluate Shapeways’ business.

Exhibit 99.1

SHAPEWAYS HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share amounts)

	September 30, 2022	December 31, 2021
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$46,941	$79,677
Restricted cash	136	142
Accounts receivable	1,941	1,372
Inventory	1,242	927
Prepaid expenses and other current assets	5,416	4,360
Total current assets	55,676	86,478
Property and equipment, net	14,649	4,388
Right-of-use assets, net	2,475	842
Goodwill	6,411	1,835
Intangible assets, net	5,470	—
Security deposits	267	175
Total assets	$84,948	$93,718
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$1,761	$1,909
Accrued expenses and other liabilities	5,681	2,645
Operating lease liabilities, current	777	639
Deferred revenue	1,036	921
Total current liabilities	9,255	6,114
Operating lease liabilities, net of current portion	1,777	326
Warrant liabilities	46	2,274
Total liabilities	11,078	8,714
Commitments and contingencies
Stockholders’ equity
Preferred stock ($0.0001 par value; 10,000,000 shares authorized; none issued or outstanding as of September 30, 2022 and December 31, 2021, respectively)	—	—
Common stock ($0.0001 par value; 120,000,000 shares authorized; 49,294,285 and 48,627,739 shares issued and outstanding as of September 30, 2022 and December 31, 2021, respectively)	5	5
Additional paid-in capital	200,657	198,179
Accumulated deficit	(126,072)	(112,811)
Accumulated other comprehensive loss	(720)	(369)
Total stockholders’ equity	73,870	85,004
Total liabilities and stockholders’ equity	$84,948	$93,718

Exhibit 99.1

SHAPEWAYS HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(UNAUDITED)
(in thousands, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenue, net	$8,449	$7,716	$24,452	$25,354
Cost of revenue	4,758	4,055	13,710	13,271
Gross profit	3,691	3,661	10,742	12,083
Operating expenses
Selling, general and administrative	7,605	4,399	20,516	10,613
Research and development	2,572	1,673	6,992	4,099
Total operating expenses	10,177	6,072	27,508	14,712
Loss from operations	(6,486)	(2,411)	(16,766)	(2,629)
Other income (expense)
Long-term debt forgiveness	—	—	—	2,000
Change in fair value of earnout liability	1,784	—	1,784	—
Change in fair value of warrant liabilities	31	5,088	1,558	5,088
Interest expense	(7)	(126)	(7)	(407)
Interest income	21	1	23	1
Other income	110	—	149	1
Total other income (expense), net	1,939	4,963	3,507	6,683
(Loss) income before income tax expense (benefit)	(4,547)	2,552	(13,259)	4,054
Income tax expense (benefit)	3	—	2	(71)
Net (loss) income	(4,550)	2,552	(13,261)	4,125
Deemed dividend - Earnout Shares	—	(18,132)	—	(18,132)
Net loss attributable to common stockholders	$(4,550)	$(15,580)	$(13,261)	$(14,007)
Net (loss) income per share:
Basic	$(0.09)	$0.07	$(0.25)	$0.11
Diluted	$(0.09)	$0.07	$(0.25)	$0.11
Net loss per share attributable to common stockholders:
Basic	$(0.09)	$(0.41)	$(0.25)	$(0.38)
Diluted	$(0.09)	$(0.41)	$(0.25)	$(0.38)
Weighted average common shares outstanding:
Basic	53,185,561	37,932,345	52,985,344	37,351,244
Diluted	53,185,561	37,932,345	52,985,344	37,351,244
Other comprehensive loss
Foreign currency translation adjustment	(125)	(22)	(351)	(39)
Comprehensive loss	$(4,675)	$(15,602)	$(13,612)	$(14,046)

Exhibit 99.1

SHAPEWAYS HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(in thousands, except share and per share amounts)

	Nine Months Ended September 30,
	2022	2021
Cash flows from operating activities:
Net (loss) income	$(13,261)	$4,125
Adjustments to reconcile net (loss) income to net cash used in operating activities:
Depreciation and amortization	1,032	424
Stock-based compensation expense	1,519	783
Non-cash lease expense	687	696
Non-cash debt forgiveness	—	(2,000)
Change in fair value of earnout liability	(1,784)	—
Change in fair value of warrant liabilities	(1,558)	(5,088)
Change in operating assets and liabilities:
Accounts receivable	710	(924)
Inventory	(152)	173
Prepaid expenses and other assets	(1,335)	83
Accounts payable	(396)	(512)
Accrued expenses and other liabilities	713	853
Lease liabilities	(732)	(762)
Deferred revenue	(458)	(101)
Net cash used in operating activities	(15,015)	(2,250)
Cash flows from investing activities:
Purchases of property and equipment	(9,043)	(125)
Cash paid for acquisitions, net of cash acquired	(8,861)	—
Net cash used in investing activities	(17,904)	(125)
Cash flows from financing activities:
Proceeds from issuance of common stock	289	552
Proceeds received from exercise of preferred stock warrants	—	60
Effect of Merger, net of transaction costs	—	86,792
Repayments of loans payable	—	(3,459)
Net cash provided by financing activities	289	83,945
Net change in cash and cash equivalents and restricted cash	(32,630)	81,570
Effect of change in foreign currency exchange rates on cash and cash equivalents and restricted cash	(112)	(28)
Cash and cash equivalents and restricted cash at beginning of period	79,819	8,709
Cash and cash equivalents and restricted cash at end of period	$47,077	$90,251
Supplemental disclosure of cash and non-cash transactions:
Cash paid for interest	$—	$88
Accrued acquisition of property and equipment	$—	$441
Issuance of Legacy Shapeways common stock upon conversion of convertible notes	$—	$5,913
Repurchase of Legacy Shapeways common stock	$—	$(152)

Exhibit 99.1

SHAPEWAYS HOLDINGS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
For the Three and Nine Months Ended September 30, 2022 and 2021

	Three Months Ended September 30,		Nine Months Ended September 30,
(Dollars in thousands)	2022	2021	2022	2021
Net (loss) income	$(4,550)	$2,552	$(13,261)	$4,125
Debt forgiveness	—	—	—	(2,000)
Interest expense, net	(14)	125	(16)	406
Depreciation and amortization	473	146	1,032	424
Stock based compensation	1,207	438	1,519	783
Change in fair value of earnout liability	(1,784)	—	(1,784)	—
Change in fair value of warrant liabilities	(31)	(5,088)	(1,558)	(5,088)
Income tax benefit	3	—	2	(71)
Acquisition costs	—	—	373	—
Restructuring costs	190	—	190	—
Other	(109)	1	(148)	21
Adjusted EBITDA	$(4,615)	$(1,826)	$(13,651)	$(1,400)

Exhibit 99.1

SHAPEWAYS HOLDINGS, INC.
QUARTERLY PERFORMANCE
(Unaudited)
(in thousands)

	Three Months Ended,
	September 30, 2021	December 31, 2021	March 31, 2022	June 30, 2022	September 30, 2022
Revenue	$7,716	$8,269	$7,570	$8,433	$8,449
% YoY Growth	(5.0)%	(5.0)%	(14.0)%	(5.0)%	9.5%

Gross Profit	$3,661	$3,867	$3,409	$3,642	$3,691
Gross Margin	47.0%	47.0%	45.0%	43.0%	44.0%

Adjusted EBITDA	$(1,826)	$(3,106)	$(4,303)	$(4,270)	$(4,615)

Exhibit 99.1

SHAPEWAYS HOLDINGS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES

	Three Months Ended,
(Dollars in thousands)	September 30, 2021	December 31, 2021	March 31, 2022	June 30, 2022	September 30, 2022
Net (loss) income	$2,552	$(2,369)	$(4,037)	$(4,674)	$(4,550)
Debt forgiveness	—	—	—	—	—
Interest expense, net	125	(4)	—	(1)	(14)
Depreciation and amortization	146	169	182	377	473
Stock based compensation	438	2,124	312	457	1,207
Change in fair value of earnout liability	—	—	—	—	(1,784)
Change in fair value of warrant liabilities	(5,088)	(3,018)	(762)	(765)	(31)
Income tax benefit	—	—	—	(1)	3
Acquisition costs	—	—	—	373	—
Restructuring costs	—	—	—	—	190
Other	1	(8)	2	(36)	(109)
Adjusted EBITDA	$(1,826)	$(3,106)	$(4,303)	$(4,270)	$(4,615)